EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Avon Products, Inc. of our report dated June 25, 2010 relating to the financial statements and supplemental schedule of Avon Personal Savings Account Plan as of December 21, 2009 and 2008 and for the year ended December 31, 2009, which appear in the Annual Report of Avon Personal Savings Account Plan on Form 11-K for the year ended December 31, 2009.

/s/ J.H. COHN LLP

Roseland, New Jersey

May 25, 2011